CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 33-56851 of Morgan Stanley Balanced Income Fund, formerly Morgan Stanley Dean Witter Balanced Income Fund, on Form N-1A of our report dated March 11, 2002, incorporated by reference in the Prospectus and appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
March 26, 2002